Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Nonpublic Holdings”, “Other Service Providers”, and “Financial Statements” in the Statements of Additional Information, each dated March 1, 2022, and each included in this Post-Effective Amendment No. 393 to the Registration Statement (Form N-1A, File No. 033-11387) of American Beacon Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 30, 2021 with respect to the financial statements and financial highlights of American Beacon Balanced Fund, American Beacon Large Cap Value Fund, American Beacon Mid-Cap Value Fund, American Beacon International Equity Fund, American Beacon Garcia Hamilton Quality Bond Fund, American Beacon Small Cap Value Fund, and American Beacon Tocqueville International Value Fund (seven of the funds constituting American Beacon Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

February 28, 2022